UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

ORION HEALTHCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

April 10, 2007

To Our Stockholders:

On behalf of the board of directors and management of Orion HealthCorp, Inc. (the “Company”), I cordially invite you to attend the Annual Meeting of Stockholders to be held on Wednesday, May 9, 2007, at 8:00 a.m. local time, at 1805 Old Alabama Road, Roswell, Georgia 30076.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Also included in this mailing is a copy of our 2007 Annual Report to Stockholders and a form of proxy for use in voting at the Annual Meeting. Once the business of the Annual Meeting is concluded, I will report on the operations of the Company. Our directors and officers, as well as a representative of UHY, L.L.P., our independent public auditors, will be available to respond to any questions stockholders may have.

The matters to be considered by stockholders at the Annual Meeting are described in the accompanying Notice of Annual Meeting and Proxy Statement and consist of the election of directors and ratification of the appointment of our independent public auditors. Our board of directors has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the board of directors unanimously recommends a vote “FOR” each director nominee, “FOR” ratification of the appointment of UHY, L.L.P. as our independent public auditors and for each other matter to be considered.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend the Annual Meeting. YOUR VOTE IS VERY IMPORTANT TO US.

Sincerely,

Terrence L. Bauer
President and Chief Executive Officer

ORION HEALTHCORP, INC.
1805 OLD ALABAMA ROAD, SUITE 350
ROSWELL, GEORGIA 30076

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 9, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Orion HealthCorp, Inc. (the “Company”) will be held on Wednesday, May 9, 2007, at 8:00 a.m. local time, at 1805 Old Alabama Road, Roswell, Georgia 30076, or at any adjournments or postponements thereof. The Proxy Statement and a proxy card for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon the following matters:

1. Election of five directors of the Company to serve until the 2008 annual meeting of stockholders or until their respective successors are elected and qualified;

2. Ratification of the appointment of UHY, L.L.P. as our independent public auditors; and

3. Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Execution of a proxy in the form enclosed also permits the proxy holders to vote, in their discretion, upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date of mailing, the board of directors is not aware of any other matters that may come before the Annual Meeting. Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment or postponement, the Annual Meeting may be adjourned or postponed. Stockholders of record at the close of business on March 27, 2007 are the stockholders entitled to vote at the Annual Meeting and any adjournments or postponements thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY YOU GIVE MAY BE REVOKED BEFORE THE VOTE AT THE ANNUAL MEETING BY DELIVERING TO OUR CORPORATE SECRETARY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. IF YOU ARE PRESENT AT THE ANNUAL MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen H. Murdock
Corporate Secretary

Roswell, Georgia
April 10, 2007

IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
OF
ORION HEALTHCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 9, 2007

GENERAL

Our board of directors is soliciting your proxy in connection with our 2007 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on Wednesday, May 9, 2007, at 8:00 a.m. local time, at 1805 Old Alabama Road, Roswell, Georgia 30076, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. All stockholders are entitled and encouraged to attend the Annual Meeting in person. This Proxy Statement and the accompanying Notice of Annual Meeting are being first mailed to stockholders on or about April 10, 2007.

BACKGROUND

We are a healthcare services organization providing outsourced business services to physicians, serving the physician market through two operating segments — Revenue Cycle Management and Practice Management. Our Revenue Cycle Management segment provides billing, collection and practice management services, primarily to hospital-based physicians and consists of four operating subsidiaries: Medical Billing Services, Inc. (“MBS”), Rand Medical Billing, Inc. (“Rand”), On Line Alternatives, Inc. (“OLA”) and On Line Payroll Services, Inc. (“OLP”) (collectively with OLA, “On Line”). Our Practice Management segment provides business and management services to primary care pediatric physician practices and consists of our subsidiary Integrated Physician Solutions, Inc. (“IPS”). We currently have two classes of common stock outstanding: Class A Common Stock, par value $0.001 per share (“Class A Common Stock”) and Class D Common Stock, par value $0.001 per share (“Class D Common Stock” and collectively with the Class A Common Stock, our “Common Stock”). Our Class A Common Stock is traded on the American Stock Exchange (“AMEX”) under the symbol ONH.

In April 2005, our board of directors initiated a strategic plan designed to accelerate our growth and enhance our future earnings potential. The plan focused on our strengths, which include providing billing, collections and complementary business management services to physician practices. As part of this plan, we completed a series of transactions involving the divestiture of non-strategic assets in 2005 and early 2006. In addition, we redirected financial resources and company personnel to areas that management believed would enhance long-term growth potential. A key component of our long-term strategic plan was the identification of potential acquisition targets that would increase our presence in the markets we serve and enhance stockholder value.

On December 1, 2006 we completed the acquisition of Rand and On Line. The acquisitions were partially financed through a private placement of our newly created Class D Common Stock with each of Phoenix Life Insurance Company (“Phoenix”) and Brantley Partners IV, L.P. (“Brantley IV”) and a private placement of our senior unsecured subordinated promissory notes due 2011 with Phoenix (collectively, the “Private Placement”). Financing was also obtained through a senior secured credit facility with Wells Fargo Foothill, Inc. (“Wells Fargo”) that refinanced our existing loan facility with CIT Healthcare, LLC. As of December 1, 2006 all of our outstanding shares of Class B Common Stock, par value $0.001 per share (“Class B Common Stock”) and Class C Common Stock, par value $0.001 per share (“Class C Common Stock”) were converted into shares of Class A Common Stock or retired and both the Class B Common Stock and Class C Common Stock were removed from our certificate of incorporation. (See the section of this Proxy Statement titled “Certain Relationships and Related Transactions” for further details regarding the terms of the acquisitions and the Private Placement.)

ABOUT THE MEETING

Why am I receiving this Proxy Statement and proxy card?

You are receiving a Proxy Statement and proxy card because you own shares of Class A Common Stock of the Company and/or shares of Class D Common Stock of the Company (collectively, “Common Stock”). This Proxy Statement describes proposals on which we would like you, as a stockholder, to vote. It also gives you information on the proposals so that you can make an informed decision.

When you sign the proxy card, you appoint Terrence L. Bauer and Stephen H. Murdock, and each of them, as your proxies to vote your shares of Common Stock at the Annual Meeting and at all adjournments or postponements of the Annual Meeting. All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given. Other than the proposals described in this Proxy Statement, we do not know of any other matters that will be considered at the Annual Meeting. Execution of a proxy card, however, confers on the designated proxy holders discretionary authority to vote the shares represented by the proxy on other business, if any, that may properly come before the Annual Meeting or any adjournment or postponement thereof.

What am I being asked to vote on?

You are being asked to vote on the following proposals:

Proposal I	To elect five directors to serve until the 2008 annual meeting of stockholders or until their successors are elected and qualified; and

Proposal II	To ratify the appointment of UHY, L.L.P. (‘UHY‘) as our independent public auditors.

Who is entitled to vote?

Our board of directors has fixed the close of business on March 27, 2007, as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were 130,158,442 shares of Common Stock outstanding that were held by approximately 466 stockholders of record, including 105,499,487 shares of our Class A Common Stock issued and outstanding that were held by approximately 464 stockholders of record and 24,658,955 shares of our Class D Common Stock issued and outstanding that were held by 2 stockholders of record. Stockholders of record as of the close of business on the record date are entitled to one vote for each share of our Common Stock (regardless of class) then held.

How many shares must be represented to have a quorum?

The holders of a majority of the total shares of our Common Stock outstanding on the record date, whether present at the Annual Meeting in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each stockholder who signs and returns the enclosed form of proxy card will be counted for the purposes of determining the presence of a quorum at the Annual Meeting, whether or not the stockholder abstains on all matters or any matter to be acted on at the meeting. Abstentions will be counted toward fulfillment of quorum requirements. In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit the further solicitation of proxies.

How many votes are required to approve the proposals?

As to the election of directors (Proposal I) the proxy being provided by the board of directors enables a stockholder to vote FOR any or all of the director nominees or WITHHOLD your vote as to any or all of the nominees. Directors are elected by a plurality of votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. As a result, the five nominees receiving the highest number of votes cast at the Annual Meeting will be elected, regardless of whether that number represents a majority of the votes cast or a majority of the total votes entitled to be cast. Thus, a WITHHELD vote will have no impact on the election of directors. Stockholders may not cumulate votes in the election of directors (Proposal I).

The affirmative vote of a majority of the total number of shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote is needed to approve the ratification of the appointment of UHY as our independent public auditors (Proposal II). With respect to Proposal II, you have the opportunity to vote FOR, AGAINST or ABSTAIN.

Abstentions are not counted in the tally of votes FOR or AGAINST a proposal. As a result, abstentions will have the following effects on the outcome of each of the proposals to be considered at the Annual Meeting:

•	With respect to Proposal I, abstentions will have no impact on the outcome of the vote; and

•	With respect to Proposal II, abstentions will have the same effect as a vote AGAINST the proposal.

What if I return my proxy card but do not provide voting instructions?

If you sign and return your proxy card, but do not include instructions, your proxy will be voted FOR the election of each nominee for director identified in Proposal I and FOR Proposal II. Additionally, your proxy will be voted in the discretion of the proxies with respect to any other business that properly comes before the meeting.

Stockholders may vote part of their shares in favor of the proposal and refrain from voting the remaining shares or, except in the election of directors (Proposal I), may vote them against the proposal. If you execute a proxy card and do not specify the number of shares that you are voting affirmatively, the proxy will be voted with respect to all shares that you are entitled to vote.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent and/or with brokers or that you own shares of more than one class of Common Stock. Please sign and return all proxy cards to ensure that all your shares are voted. You may wish to consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address for better customer service.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	Sending written notice to our Corporate Secretary at 1805 Old Alabama Road, Suite 350, Roswell, Georgia 30076;

•	Signing and returning another proxy with a later date; or

•	Voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name (i.e., in the name of your brokerage firm), your brokerage firm may vote your shares under certain circumstances. These circumstances include certain “routine” matters, such as the election of directors (Proposal I) and the ratification of the appointment of UHY as our independent public auditors (Proposal II). Therefore, if you do not vote your proxy, your brokerage firm may either vote your shares on routine matters, or leave your shares unvoted. When a brokerage firm votes its customers’ shares on routine matters without having received voting instructions, these shares are counted for purposes of establishing a quorum to conduct business at the meeting.

What happens if the Annual Meeting is postponed or adjourned?

If the Annual Meeting is postponed or adjourned for any reason, including permitting the further solicitation of proxies, at any subsequent reconvening of the meeting all proxies will be voted in the same manner as they would have been voted at the original Annual Meeting. However, as described above, you may revoke your proxy and change your vote at any time before the polls are closed at the reconvened meeting.

How do I vote?

You may vote by mail.  You do this by signing your proxy card and mailing it in the enclosed, prepaid and self-addressed envelope.

You may vote in person at the Annual Meeting.  Written ballots will be passed out to anyone who wants to vote at the meeting. If you hold your shares in “street name” (through a broker or other nominee), you must request a legal proxy from your stockbroker in order to vote at the meeting.

FORWARD LOOKING STATEMENTS

Certain statements in this Proxy Statement constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act,” and collectively, with the Securities Act, the “Acts”). Forward-looking statements include statements preceded by, followed by or that include the words “may”, “will”, “would”, “could”, “should”, “estimates”, “predicts”, “potential”, “continue”, “strategy”, “believes”, “anticipates”, “plans”, “expects”, “intends” and similar expressions. Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.

The forward-looking statements in this Proxy Statement are based on current beliefs, estimates and assumptions concerning our operations, future results, and prospects. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts. Any number of factors could affect our future operations and results, including, without limitation, changes in federal or state healthcare laws and regulations and third party payer requirements, changes in costs of supplies, the loss of major customers, labor and employee benefits, increases in interest rates on our indebtedness as well as general market conditions, competition and pricing, and our ability to successfully implement our business strategies, including the impact and expense of any potential acquisitions and our ability to integrate acquired operations and to obtain necessary approvals and financing. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The board of directors has set March 27, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Stockholders of record as of the close of business on the record date are entitled to one vote for each share of Common Stock (regardless of class) of the Company then held. As of the record date, we had 130,158,442 shares of Common Stock issued and outstanding, including 105,499,487 shares of our Class A Common Stock and 24,658,955 shares of our Class D Common Stock. Our Third Amended and Restated Certificate of Incorporation (the “Charter”) provides that all holders of all classes of Common Stock shall vote together as a single class with respect to Proposals I and II.

The following table sets forth certain information with respect to Common Stock beneficially owned as of March 27, 2007 by (i) each person known to us to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) each of the members or nominees of the board of directors, (iii) each of our executive officers named in the summary compensation table below, and (iv) all directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed beneficially owned by a person if the person has the right to acquire shares (for example, upon the exercise of an option or warrant) within sixty days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. The information in the table is based on information provided to us by the person or group, including filings made by such person with the SEC. Other than as noted below, management knows of no person or group that owns more than 5% of the outstanding shares of Common Stock at the record date.

	Class A Common Stock			Class D Common Stock
	Beneficially Owned			Beneficially Owned
	Number of		Percentage	Number of		Percentage
	Class A		of	Class D		of
Name of Beneficial Owner	Shares(1)		Class(1)	Shares(2)		Class(2)

Robert P. Pinkas(3)	73,782,640	(4)	53.9%	8,749,952	(5)	35.5%
Pinkas Family Partners, L.P.(3)	73,782,640	(6)	53.9%	8,749,952	(7)	35.5%
Brantley Venture Partners III, L.P.(3)	2,439,547		1.8%	—		—
Brantley Venture Management III, L.P.(3)	2,439,547	(8)	1.8%	—		—
Brantley Partners IV, L.P.(3)	71,326,093	(9)	52.1%	8,749,952		35.5%
Brantley Management IV, L.P.(3)	71,326,093	(10)	52.1%	8,749,952	(11)	35.5%
Phoenix Life Insurance Company (12)	17,330,632	(12)	12.7%	15,909,003		64.5%
Terrence L. Bauer(13)	88,461		*	—		—
Paul H. Cascio(3)	73,765,640	(3)	53.9%	8,749,952	(3)	35.5%
Michael J. Finn(3)	73,782,640	(3)(14)	53.9%	8,748,952	(3)	35.5%
David Crane (14)	22,272	(15)	*	—		—
Joseph M. Valley, Jr.(16)	30,000		*	—		—
D/V Cain Family, L.P. (17)	10,541,444		7.7%	—		—
Dennis M. Cain (17)	10,541,444	(17)	7.7%	—		—
Tommy M. Smith (18)	8,520,863		6.2%	—		—
Marvin I. Retsky (19)	3,314,917		2.4%	—		—
Stephen H. Murdock (20)	50,000		*	—		—
All directors and executive officers as a group (9 persons)	22,584,957		16.5%	—		—

*	Indicates beneficial ownership of less than 1%.

(1)	For purposes of calculating the number of shares of Class A Common Stock and the percentage beneficially owned, the number of shares of Class A Common Stock for each person or group deemed outstanding includes: (i) 105,499,487 shares of Class A Common Stock outstanding as of March 27, 2007, (ii) any shares of Class A Common Stock issuable by us pursuant to options and warrants held by the respective person or group which may be exercised within 60 days following March 27, 2007 (“Presently Exercisable Options”), and (iii) shares of Class A Common Stock issuable by us upon conversion of shares of Class D Common Stock. The shares of Class D Common Stock are convertible at the option of the holder into shares of Class A Common Stock at a rate of one-to-one.

(2)	For purposes of calculating the number of shares of Class D Common Stock and the percentage beneficially owned, the number of shares of Class D Common Stock outstanding as of March 27, 2007 was 24,658,955.

(3)	The business address of Robert P. Pinkas (“Mr. Pinkas”), Pinkas Family Partners, L.P. (“Pinkas Partners”), Brantley Venture Partners III, L.P. (“Brantley III”), Brantley Venture Management III, L.P. (“Brantley Management III”), Brantley IV, Brantley Management IV, L.P. (“Brantley Management IV”), Paul H. Cascio, and Michael J. Finn is 3201 Enterprise Parkway, Suite 350, Beachwood, OH 44122. Mr. Cascio and Mr. Finn each serve as general partner of Brantley Management III, which is a general partner of Brantley III, and Brantley Management IV, which is a general partner of Brantley IV and limited partners of each of Brantley III and Brantley IV, respectively. The shares consist of (a) 2,439,547 shares of Class A Common Stock owned by Brantley III; (b) 62,555,686 shares of Class A Common Stock owned by Brantley IV; (c) 8,749,952 shares of Class A Common Stock issuable upon conversion of 8,749,952 shares of Class D Common Stock owned by Brantley IV; and (d) 20,455 shares of Class A Common Stock issuable upon exercise of warrants to purchase Class A Common Stock owned by Brantley IV. Messrs. Cascio and Finn may be deemed beneficial owners of these shares because of their relationship with Brantley Management III, Brantley Management IV, Brantley III and Brantley IV. Mr. Cascio and Mr. Finn disclaim beneficial ownership of such shares except to the extent of their respective pecuniary interests therein. Pursuant to a Stockholders Agreement, dated as of December 15, 2004 (the “Stockholders Agreement”), as amended from time to time, each of Brantley III, Brantley IV and Brantley Capital Corporation (“Brantley Capital”) have agreed to cast all votes necessary to elect as members of the board of directors of the Company one director as shall have been nominated by each of Brantley III, Brantley IV and Brantley Capital. Brantley III and Brantley IV disclaim that they are part of a “group” by virtue of the Stockholders Agreement for purposes of Section 13(d)(3) of the Exchange Act, and each disclaims beneficial ownership of all securities of the Company held by any other party to the Stockholders Agreement.

(4)	The shares consist of (a) 2,439,547 shares of Class A Common Stock owned by Brantley III; (b) 62,555,686 shares of Class A Common Stock owned by Brantley IV; (c) 8,749,952 shares of Class A Common Stock issuable upon conversion of 8,749,952 shares of Class D Common Stock owned by Brantley IV; (d) 20,455 shares of Class A Common Stock issuable upon exercise of warrants to purchase Class A Common Stock owned by Brantley IV; and (e) 17,000 shares of Class A Common Stock issuable upon exercise of options to purchase Class A Common Stock owned by Mr. Pinkas. Mr. Pinkas is the sole general partner of Pinkas Partners. Pinkas Partners is a general partner of, and holds a majority of the general partnership interests of, Brantley Management III, which is the sole general partner of Brantley III; and is a general partner of and holds a majority of the general partnership interests of Brantley Management IV, which is the sole general partner of Brantley IV. Due to Mr. Pinkas’ relationships with Brantley III and Brantley IV, he may be deemed to share voting and dispositive power with respect to the shares held by Brantley III and Brantley IV. Mr. Pinkas disclaims beneficial ownership of any shares except to the extent of a pecuniary interest therein.

(5)	The shares are the 8,749,952 shares of Class D Common Stock owned by Brantley IV. See footnote (4) above for an explanation of Mr. Pinkas’s relationship to Brantley IV. Mr. Pinkas disclaims beneficial ownership of any shares except to the extent of a pecuniary interest therein.

(6)	The shares consist of (a) 2,439,547 shares of Class A Common Stock owned by Brantley III; (b) 62,555,686 shares of Class A Common Stock owned by Brantley IV; (c) 8,749,952 shares of Class A Common Stock issuable upon conversion of 8,749,952 shares of Class D Common Stock owned by Brantley IV; (d) 20,455 shares of Class A Common Stock issuable upon exercise of warrants to purchase Class A Common Stock owned by Brantley IV; and (e) 17,000 shares of Class A Common Stock issuable upon exercise of options to purchase Class A Common Stock owned by Mr. Pinkas. See footnote (4) above for an explanation of Pinkas Partners’ relationship to these entities. As a result of these relationships, Pinkas Partners may be deemed to share voting and dispositive power of, and therefore beneficially own, the shares held by Brantley III and Brantley IV. Pinkas Partners disclaims beneficial ownership of any shares except to the extent of its pecuniary interest therein.

(7)	The shares are the 8,749,952 shares of Class D Common Stock owned by Brantley IV. See footnote (4) above for an explanation of Mr. Pinkas’s relationship to Brantley IV. As a result of this relationship, Pinkas Partners may be deemed to share voting and dispositive power of, and therefore beneficially own, the shares held by Brantley IV. Pinkas Partners disclaims beneficial ownership of any shares except to the extent of its pecuniary interest therein.

(8)	The shares are the 2,439,547 shares of Class A Common Stock owned by Brantley III, which Brantley Management III may be deemed to beneficially own in its capacity as sole general partner of Brantley III. Brantley Management III disclaims beneficial ownership of any shares except to the extent of its pecuniary interest therein.

(9)	The shares consist of (a) 62,555,686 shares of Class A Common Stock; (b) 8,749,952 shares of Class A Common Stock issuable upon conversion of 8,749,952 shares of Class D Common Stock; and

(c) 20,455 shares of Class A Common Stock issuable upon exercise of warrants to purchase Class A Common Stock.

(10)	The shares consist of (a) 62,555,686 shares of Class A Common Stock owned by Brantley IV; (b) 8,749,952 shares of Class A Common Stock issuable upon conversion of 8,749,952 shares of Class D Common Stock owned by Brantley IV; and (c) 20,455 shares of Class A Common Stock issuable upon exercise of warrants to purchase Class A Common Stock owned by Brantley IV. Brantley Management IV is the sole general partner of Brantley IV and, in such capacity, may be deemed to share voting and dispositive power with respect to, and to beneficially own, the shares held by Brantley IV. Brantley Management IV disclaims beneficial ownership of any such shares except to the extent of its pecuniary interest therein.

(11)	The shares are the 8,749,952 shares of Class D Common Stock owned by Brantley IV. Brantley Management IV is the sole general partner of Brantley IV and, in such capacity, may be deemed to share voting and dispositive power with respect to, and to beneficially own, the shares held by Brantley IV. Brantley Management IV disclaims beneficial ownership of any such shares except to the extent of its pecuniary interest therein.

(12)	The shares consist of (a) 15,909,003 shares of Class A Common Stock issuable upon conversion of 15,909,003 shares of Class D Common Stock and (b) 1,421,629 shares of Class A Common Stock issuable upon exercise of warrants to purchase Class A Common Stock. The business address of Phoenix Life Insurance Company is One American Row, Hartford, Connecticut 06115-0480.

(13)	Mr. Bauer is our President, Chief Executive Officer and director. The shares consist of (a) 13,461 shares of Class A Common Stock; and (b) 75,000 shares of Class A Common Stock issuable upon the exercise of options to purchase Class A Common Stock. The address of Mr. Bauer is 1805 Old Alabama Road, Suite 350, Roswell, GA 30076.

(14)	Mr. Finn is a member of our board of directors. The shares also include 17,000 shares of Class A Common Stock issuable upon the exercise of options to purchase Class A Common Stock.

(15)	Mr. Crane is a member of our board of directors. The shares consist of (a) 1,136 shares of Class A Common Stock owned by Mr. Crane through an individual retirement account; (b) 1,136 shares of Class A Common Stock owned by Mr. Crane’s spouse through an individual retirement account; and (c) 20,000 shares of Class A Common Stock issuable upon the exercise of options to purchase Class A Common Stock. Because of the family relationship, Mr. Crane may be deemed to beneficially own all such shares. The address for Mr. Crane is 10700 Sikes Place, Suite 120, Charlotte, North Carolina 28277.

(16)	Mr. Valley is a member of our board of directors. The shares include 30,000 shares of Class A Common Stock issuable upon the exercise of options to purchase Class A Common Stock. The address for Mr. Valley is 10817 Southern Loop Boulevard, Pineville, North Carolina 28134.

(17)	Mr. Cain is the CEO of MBS. D/V Cain Family, L.P. holds the shares formerly held in the names of Dennis M. Cain and his spouse, Valerie Cain. Mr. Cain may be deemed to beneficially own the shares owned by D/V Cain Family, L.P. as he is the manager of the general partner of the partnership. The shares consist of (a) 10,503,944 shares of Class A Common Stock and (b) 37,500 shares of Class A Common Stock issuable upon the exercise of options to purchase Class A Common Stock. The address of D/V Cain Family, L.P. is 714 FM 1960 W., Suite 206, Houston, Texas 77090.

(18)	Mr. Smith is the President and COO of MBS. The shares consist of (a) 8,483,363 shares of Class A Common Stock and (b) 37,500 shares of Class A Common Stock issuable upon the exercise of options to purchase Class A Common Stock. Mr. Smith’s address is 10700 Richmond Avenue, Suite 300, Houston, Texas 77024.

(19)	Dr. Retsky is the President of Rand. The address for Dr. Retsky is 1633 Erringer Road, Simi Valley, California 93065.

(20)	Mr. Murdock is our Chief Financial Officer and Corporate Secretary. The shares include 50,000 shares of Class A Common Stock issuable upon the exercise of options to purchase Class A Common Stock. The address for Mr. Murdock is 1805 Old Alabama Road, Suite 350, Roswell, Georgia 30076.

(21)	The shares include (a) an aggregate of 22,317,957 shares of Class A Common Stock and (b) 267,000 shares of Class A Common Stock issuable upon the exercise of options to purchase Class A Common Stock. This amount excludes the 73,765,640 shares owned by Brantley III and Brantley IV attributed to each of Messrs. Cascio and Finn (see footnote (3)). Both Messrs. Cascio and Finn disclaim beneficial ownership of such shares except to the extent of their respective pecuniary interests in such shares. See footnotes 3, 14, 15, 16, 17, 18, 19, 20, and 21 regarding each individual’s ownership interests.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership of our Class A Common Stock with the SEC and to provide copies of these Section 16(a) reports to us.

Based solely upon a review of the copies of the forms furnished to us, or written representations from certain reporting persons, we believe that all Section 16(a) filing requirements of the Exchange Act applicable to our officers, directors and 10% beneficial owners were complied with during the fiscal year ended December 31, 2006, except that late filings to report the statement of changes in beneficial ownership were made as follows:

Transaction Date	Name	Title	Transaction

5/12/06	David Crane	Director	Stock Option Grant -10,000 shares
5/12/06	Joseph M. Valley, Jr.	Director	Stock Option Grant -10,000 shares
12/1/06	Phoenix Life Insurance Company	10% Beneficial Owner	Private Placement
12/1/06	Brantley Venture Management III	10% Beneficial Owner	Private Placement
12/1/06	Brantley Management IV	10% Beneficial Owner	Private Placement
12/1/06	Brantley Partners IV	10% Beneficial Owner	Private Placement
12/1/06	Brantley Venture Partners III	10% Beneficial Owner	Private Placement
12/1/06	Robert P. Pinkas	10% Beneficial Owner	Private Placement
12/1/06	Paul H. Cascio	Director and 10% Beneficial Owner	Private Placement
12/1/06	Michael J. Finn	Director and 10% Beneficial Owner	Private Placement

PROPOSAL I —

Election of Directors

Our Bylaws provide that our board of directors will consist of not less than three members, the exact number to be determined by resolution adopted by our board of directors. The number of directors is currently set at five. Directors are elected for a one-year term and hold office until the next annual meeting of stockholders or until their successors are elected and qualified. The directors are elected by plurality vote, which means that the five director nominees receiving the highest number of affirmative votes at the Annual Meeting shall be elected to the board of directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

Terrence L. Bauer, Paul H. Cascio, Michael J. Finn, David Crane and Joseph M. Valley, Jr., were elected at the May 12, 2006 annual meeting of the stockholders to serve until their terms expire at this year’s Annual Meeting. Mr. Crane and Mr. Valley are “independent” for purposes of the corporate governance standards of AMEX.

Pursuant to the Stockholders Agreement, each of Brantley III, Brantley IV and Brantley Capital (i) is entitled to nominate one person to become a member of the board of directors and (ii) has agreed to cast all votes necessary to elect as members of our board of directors the three people who have been nominated by Brantley III, Brantley IV and Brantley Capital. In accordance with the Stockholders Agreement, Brantley III, Brantley IV and Brantley Capital have nominated Paul H. Cascio, Michael J. Finn and David Crane as directors to be elected at the Annual Meeting. The remaining two board nominees, Terrence L. Bauer and Joseph M. Valley, Jr., have been selected by the board of directors. Each of the nominees have been nominated to serve until the 2008 annual meeting of stockholders or until his successor has been duly elected and qualified. All of these nominees of the board of directors are presently directors of the Company and have consented to be named as nominees and to serve as directors if elected. Should a nominee be unable or unwilling to serve as a director, the enclosed proxy will be voted for such other person or persons as the board of directors may recommend. Management does not anticipate that such an event will occur.

The board of directors recommends a vote FOR each named nominee.

Information About the Director Nominees

The table below sets forth the name of each of the five nominees for re-election as directors, as well as their age as of January 1, 2007, and the positions and offices held by such persons.

Name of Director	Age	Position

Terrence L. Bauer	50	Director, President, Chief Executive Officer
Paul H. Cascio(3)	45	Director, Non-Executive Chairman of the Board, General Partner of Brantley Management III and Brantley Management IV
David Crane(1)(2)	50	Director
Michael J. Finn	57	Director, General Partner of Brantley Management III and Brantley Management IV
Joseph M. Valley, Jr.(1)(2)	59	Director

(1)	Member of Compensation Committee

(2)	Member of Audit Committee

(3)	Mr. Cascio was appointed to the Compensation Committee on March 2, 2007.

Biographical Information

Set forth below is certain information with respect to our directors and Named Executive Officers (as defined herein).

Directors

Terrence L. Bauer
Director, President and Chief Executive Officer

Terrence L. Bauer has served as our Chief Executive Officer and our director since December 2004 and as our President since November 2005. Prior to joining us, Mr. Bauer served as President, Chief Executive Officer and director of IPS since co-founding IPS in 1996, and served as Chairman of the board of directors of IPS since 1999. Prior to co-founding IPS, Mr. Bauer was President and Chief Operating Officer of Allegiant Physician Services, a multi-specialty physician practice management company, from 1995 through mid-1996. Mr. Bauer’s tenure with Allegiant involved restructuring Allegiant. From 1991 until 1995, Mr. Bauer served as President and Chief Executive Officer of ATC Healthcare Services, Inc., a national healthcare staffing firm. Mr. Bauer arranged the successful sale of ATC in 1994 and supervised the transition of ATC into a new organizational structure in 1995. From 1987 through 1991, Mr. Bauer held various senior management positions at Critical Care America, a high technology, home infusion therapy company.

Paul H. Cascio
Director and Non-Executive Chairman of the Board

Paul H. Cascio has served as a director and the non-executive Chairman of the board of directors since December 2004. Mr. Cascio serves as a general partner of the general partner of Brantley Venture Partners III, L.P., Brantley Partners IV, L.P. and Brantley Partners V., L.P. Principals of Brantley Management Company, including Mr. Cascio, serve as investment adviser for Brantley Venture Partners, L.P., Brantley Venture Partners III, L.P., Brantley Partners IV, L.P. and Brantley Partners V., L.P. These Brantley entities are part of a private equity organization founded in 1987 with approximately $300 million of committed capital under management, which has been a lead investor in over 40 privately-held companies throughout the United States. Mr. Cascio has served in various capacities with these Brantley entities and their portfolio companies from 1996 to the present. Prior to joining Brantley in May 1996, Mr. Cascio was a Managing Director and head of the General Industrial Manufacturing and Services Group in the Corporate Finance Department at Dean Witter Reynolds Inc. Mr. Cascio has a wide range of investment banking experience, having completed public debt and equity, private debt and equity, mergers and acquisitions and fairness opinion assignments for a variety of industrial, consumer product and health care related companies.

David Crane
Director

David Crane has served as our director since December 2004. Since November, 2005 Mr. Crane has served as the President and Chief Executive Officer of NewHope Bariatrics, Inc., a start-up healthcare services company. In October 2003, Mr. Crane was appointed to the board of directors of Pediatric Services of America, Inc. (NASDAQ: PSAI), which provides a combination of pediatric home health care services through its network of branch offices. In 1989, Mr. Crane joined the original management team of MedCath Incorporated, a healthcare provider with approximately $550 million in annual revenues and served as its Chief Operating Officer until 1999 and as its President and Chief Executive Officer from 2000 until September 2003. Mr. Crane also served as a director of MedCath.

Michael J. Finn
Director

Michael J. Finn has served as our director since December 2004. Mr. Finn currently serves as a general partner of the general partner of Brantley Venture Partners III, L.P., Brantley Partners IV, L.P. and Brantley Partners V., L.P. Principals of Brantley Management Company, including Mr. Finn, serve as investment advisers for Brantley

Venture Partners, L.P., Brantley Venture Partners III, L.P., Brantley Partners IV, L.P. and Brantley Partners V., L.P. Mr. Finn has served in various capacities with these Brantley entities and their portfolio companies from 1995 to the present, including as a member of the board of directors of Pediatric Services of America, Inc. (NASDAQ: PSAI), which provides a combination of pediatric home health care services through its network of branch offices. From 1987 to 1995, Mr. Finn served as portfolio manager and vice president of the Venture Capital Group of Sears Investment Management Company in Chicago. In this capacity, Mr. Finn managed the development of a $150 million portfolio of private equity investments, including the investment of over $24 million directly in 25 operating companies.

Joseph M. Valley, Jr.
Director

Joseph M. Valley, Jr. has served as our director since December 2004. From December 1999 until December 2004, Mr. Valley was a director of IPS. Mr. Valley currently serves as Chairman and Chief Executive Officer of NCT, Inc., a networking connectivity services provider, and as a director for Agnes.com in Bridgewater, New Jersey. Mr. Valley formerly served as Chief Executive Officer of Seranin Software Corporation, a privately held company based in Dallas, Texas from 2002 to December 2004. Prior to Seranin Software, Mr. Valley served as President and Chief Operations Officer from 2001 to 2002 for QueryObject Systems Corporation, a global business intelligence software company providing analytical infrastructure solutions traded on the AMEX. From 1998 until 2001, Mr. Valley served as Chief Executive Officer and President of MIS USA. While at MIS USA, Mr. Valley was responsible for gaining global recognition and introducing the first solution for collaborative analytical processing.

Executive Officers Who Do Not Serve as Directors

Stephen H. Murdock
Chief Financial Officer and Corporate Secretary

Stephen H. Murdock, C.P.A. has served as our Chief Financial Officer and Corporate Secretary since December 2004. Prior to joining us, Mr. Murdock served as Chief Financial Officer and Treasurer of IPS since July 2002. Mr. Murdock has over 20 years of healthcare, finance and accounting experience. Prior to joining IPS, Mr. Murdock served as Chief Financial Officer and Senior Vice President of Administration for SmartMail, LLC, a venture capital backed shipping and transportation company. Prior to SmartMail, he was Chief Financial Officer for Nations Healthcare, Inc. Previously, Mr. Murdock was Chief Financial Officer and Vice President of Administration for Visiting Nurse Health System, Inc. and Senior Audit Manager, Audit Manager and Staff Auditor for KPMG. Mr. Murdock is a certified public accountant.

Dennis M. Cain
Chief Executive Officer of MBS

Dennis M. Cain has served as Chief Executive Officer of MBS since its acquisition in December 2004. Mr. Cain was founder and President of Dennis Cain Physician Solutions, LTD from 1983 through the time of its merger with MBS in December 2004. Mr. Cain has over 30 years of direct billing and account receivable management service for hospital-based physicians, specifically in the practice areas of anesthesia, pathology and radiology, primarily in the Houston and South Texas region.

Tommy M. Smith
President and Chief Operating Officer of MBS

Tommy M. Smith has served as President and Chief Operating Officer of MBS since its acquisition in December 2004. Mr. Smith co-founded MBS in 1985, and served as President and CEO of MBS from July 1989 through the Company’s acquisition of MBS in December 2004. Mr. Smith has over 25 years of billing and healthcare accounts receivable management experience. Prior to 1985, Mr. Smith held various management positions at Computer Concepts, Inc., a computer service and medical billing firm. Mr. Smith has been a Charter Member of the Healthcare Billing and Management Association since 1993, where he attained the Certified Healthcare Billing Management Executive certification.

Marvin I. Retsky
President of Rand

Marvin I. Retsky has served as President of Rand since its acquisition in December 2006. Dr. Retsky founded Rand in 1985, and served as President of Rand from July 1989 through the Company’s acquisition of MBS in December 2006. Dr. Retsky has over 21 years of billing and healthcare accounts receivable management experience.

Meetings of the Board of Directors

The current board of directors is comprised of five directors, two of whom, Mr. Crane and Mr. Valley, are “independent” as defined under the corporate governance rules of AMEX. The current board of directors held seven meetings during the fiscal year ended December 31, 2006, and acted pursuant to written consent on three occasions. During fiscal year 2006, each incumbent director attended at least seventy-five percent of the aggregate of (1) the total number of meetings of the board of directors and (2) the total number of meetings held by all committees of the board of directors on which he served.

In compliance with the AMEX corporate governance rules, the independent members of the board of directors will at least annually schedule an executive session without the non-independent directors or management.

Communications with Directors

The board of directors provides that a stockholder may send written communications to the board or any of the individual directors by addressing such written communication to the Corporate Secretary, Orion HealthCorp, Inc., 1805 Old Alabama Road, Suite 350, Roswell, Georgia, 30076. All communications will be compiled by our Corporate Secretary and submitted to the board or the individual directors on a periodic basis.

Director Attendance at the Annual Meeting

While we do not have a policy requiring the members of the board of directors to attend our annual meeting of stockholders, we encourage our directors to attend the annual meeting of stockholders. Of the directors in office at the time of the 2006 annual meeting of stockholders, only Mr. Bauer attended the meeting.

Controlled Company Status

As a result of the issuance of our Class D Common Stock to Brantley IV in the private placement, Brantley IV now owns a majority of the voting power of our equity securities. Therefore, as of December 1, 2006, we qualified as a “controlled company” under the listing rules of AMEX. We are not required to comply with the corporate governance rules of AMEX (a) requiring that a majority of our board of directors consist of independent directors; (b) requiring that our board have a nominating committee and (c) requiring that our board have a compensation committee.

The board of directors currently has two standing committees, the Compensation Committee and the Audit Committee.

Compensation Committee

The Compensation Committee consists of Mr. Cascio as chairman, and Messrs. Crane and Valley. The Compensation Committee provides recommendations to, and may act on behalf of, the board of directors regarding compensation matters, and administers our stock option and compensation plans. The Compensation Committee held three meetings during the fiscal year ended December 31, 2006. A copy of the Compensation Committee charter is available on our website at www.orionhealthcorp.com.   The Compensation Committee discharges the board of directors’ responsibilities with respect to compensation of our executive officers, including compensation awards for senior executives, and reviews the established philosophy and objectives of our executive compensation programs. The Compensation Committee meets in executive session to discuss any information it receives and other matters relevant to the committee’s final determinations.

Audit Committee

The current Audit Committee consists of Mr. Crane and Mr. Valley, each of whom is “independent” for purposes of the corporate governance standards of AMEX. The board of directors has determined that the Audit

Committee Chairman, Mr. Crane, is financially sophisticated and qualifies as an audit committee financial expert for purposes of the AMEX corporate governance rules. The Audit Committee held four meetings during the fiscal year ended December 31, 2006. A copy of the Audit Committee charter is available on our website at www.orionhealthcorp.com. The Audit Committee assists the Board of Director’s oversight of our accounting and financial reporting processes, compliance with legal and regulatory requirements, reviews the independent auditor’s qualifications and independence, reviews the audits of our financial statements and approves our annual report on Form 10-KSB for filing with the SEC. The Audit Committee meets in executive session to discuss any information it receives and other matters relevant to the committee’s final determinations.

Report of the Audit Committee

As set forth in more detail in the Audit Committee charter, the Audit Committee’s primary responsibilities include:

•	Ensuring the adequacy of our internal controls and financial reporting process and the reliability of our financial statements;

•	Engaging independent public auditors to audit our financial statements and perform other services related to the audit, including determining the compensation to be paid to such independent public auditors;

•	Monitoring the independence and performance of our internal auditors and independent public auditors;

•	Pre-approving all non-audit services provided to us by the independent public auditors;

•	Monitoring our compliance with legal and regulatory requirements; and

•	Reviewing any correspondence, report, complaint or concern that raises issues regarding our financial statements or accounting policies and establishing procedures for (1) the receipt, retention and treatment of such complaints, and (2) the confidential, anonymous submission by employees of such concerns.

The Audit Committee recommends the selection of our independent public auditors to the board of directors and meets with our independent public auditors to discuss the scope and to review the results of the annual audit.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. The Audit Committee held four meetings during 2006. All of the directors who serve on the Audit Committee are “independent” for purposes of the corporate governance standards of AMEX.

The Audit Committee has reviewed our financial statements and met with both management and UHY, our independent public auditors, to discuss those financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee has received from and discussed with UHY the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, as adopted by Standards of the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3600T, and have discussed with UHY their independence and have concluded that UHY is independent. The Audit Committee has also discussed with UHY the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by PCAOB in Rule 3200T.

On the basis of these reviews and discussions, the Audit Committee recommended to the board of directors that the board of directors approve inclusion of our audited financial statements in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, for filing with the SEC.

Members of the Audit Committee

David Crane, Chairman
Joseph M. Valley, Jr.

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Director Nominations

We are a controlled company, and, therefore, are not required by AMEX to maintain a nominating committee or to have the majority of the independent directors on the board perform the functions of a nominating committee. We do not have a standing nominating committee and thus, do not have a nominating committee charter.

The board of directors does not have a policy with regard to the consideration of any director candidate recommended by our stockholders. The board of directors has determined that it is appropriate to not have such a policy given the infrequency of such recommendations being submitted to the board of directors. However, the board of directors will consider any director candidate recommended by a stockholder when such recommendation is submitted in accordance with the Bylaws and the applicable rules of the SEC.

The Bylaws contain detailed provisions regarding nominations by stockholders. The Bylaws provide that director nominations may be made by a stockholder who was a stockholder of record at the time the required notice was delivered to the Corporate Secretary, who is entitled to vote in the election of directors at the meeting, and who complies with the notice procedures. Such nominations must be made by timely notice in writing delivered or mailed to the Corporate Secretary by first-class United States mail, postage prepaid, and received by our Corporate Secretary at our principal executive offices not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is not held within thirty (30) days before or after such anniversary date, then for the notice by the stockholder to be timely it must be so received not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Such notice must include (a) as to each proposed nominee (i) the name, age, business address and, if known, residential address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of Common Stock of the Company which are beneficially owned by each such nominee, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the Company’s books, of the stockholder proposing such nomination, (ii) the class and number of shares of Common Stock of the Company which are beneficially owned by the stockholder, and (iii) any material interest of the stockholder in such nomination.

All director candidates, are evaluated by the board of directors. The board of directors then selects nominees to stand for election as our directors.

The board of directors has identified certain qualifications that a director candidate must possess before it nominates said candidates for a position on the board of directors. The board believes that nominees for director should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. The board also strives to ensure that the composition of the board of directors at all times reflects a range of talents, ages, skills, character, and expertise, particularly in the areas of management, leadership and corporate governance, the healthcare industry and related industries sufficient to provide sound and prudent guidance with respect to our operations and interests.

Pursuant to the Stockholders Agreement, each of Brantley III, Brantley IV and Brantley Capital (i) is entitled to nominate one person to become a member of the board of directors and (ii) has agreed to cast all votes necessary to elect as members of the board of directors of the Company the three people who have been nominated by each of Brantley III, Brantley IV and Brantley Capital. In accordance with the Stockholders Agreement, Brantley III, Brantley IV and Brantley Capital have nominated Mr. Cascio, Mr. Finn and Mr. Crane to be elected as directors at the Annual Meeting. In accordance with the procedures set forth above, the remaining two board nominees, Mr. Bauer and Mr. Valley, have been nominated by the board of directors to be elected at the Annual Meeting.

Code of Ethics

The board of directors has adopted a Corporate Code of Business Conduct and Ethics that is applicable to all of our officers and employees. We have posted the Corporate Code of Business Conduct and Ethics in the Information section of our website at www.orionhealthcorp.com.   If, in the future, we amend, modify or waive a provision in the Corporate Code of Business and Ethics, rather than filing a Form 8-K, we may satisfy the disclosure requirement under Item 10 of Form 8-K by posting such information on our website as necessary.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Director Compensation

Our current directors who are not our employees or affiliates receive compensation of $5,000 per meeting for meetings held in person and up to $500 per meeting for meetings held telephonically. Additionally, the members of the Audit Committee receive compensation of $1,000 per Audit Committee meeting. The Chairman of the Audit Committee receives compensation of $2,500 per quarter.

In addition, we granted the following stock options during the year ended December 31, 2006 to our directors who are not our employees as compensation for service during fiscal 2006.

Non-Employee Director Compensation Table

	Fees Earned
	or Paid	Stock	Option		All Other
Name	in Cash($)(1)	Awards ($)	Awards ($)(2)		Compensation ($)	Total ($)

Paul H. Cascio	—	—	—		—	—
David Crane(3)	30,000	—	2,811	(4)	—	32,811
Michael J. Finn(5)	—	—	2,572	(4)	—	2,572
Joseph M. Valley, Jr.	25,000	—	4,324	(4)	—	29,324

(1)	This column reports the amount of cash compensation earned in 2006 for board of directors and committee service.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes in 2006 for the fair value of stock options granted in 2005 and 2006, in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123R”). Pursuant to SEC rules the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Fair value was calculated using the Black Scholes value on the grant date of $0.28 for the December 4, 2006 grants, $0.30 for the May 12, 2006 grants and $0.53 for the 2005 grants. The fair value shown for option grants is accounted for in accordance with SFAS 123R. For additional information, refer to note 1 of our consolidated financial statements in our Annual Report on Form 10-KSB for the year ended December 31, 2006, as filed with the SEC. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by our directors.

(3)	Mr. Crane is Chairman of our Audit Committee.

(4)	The following table provides information on the current holdings of stock option awards by our directors. All stock option awards to our directors vest fully on the first anniversary of the grant date.

(5)	Mr. Finn was granted stock options as compensation for his service as a former director of IPS.

				Equity Incentive
				Plan Awards:
		Number of	Number of	Number of
		Securities	Securities	Securities
		Underlying	Underlying	Underlying
		Unexercised	Unexercised	Unexercised	Option	Option
	Option	Options	Options	Unearned	Exercise	Expiration
Name	Grant Date	(#) Exercisable	(#) Unexercisable	Options (#)	Price ($)	Date

David Crane	6/17/05	10,000	—	—	$0.84	6/17/15
	5/12/06	—	10,000	—	$0.47	5/12/16
	12/4/06	—	30,000	—	$0.18	12/4/16

Joseph M. Valley, Jr.	6/17/05	20,000	—	—	$0.84	6/17/15
	5/12/06	—	10,000	—	$0.47	5/12/16
	12/4/06	—	30,000	—	$0.18	12/4/16

Michael J. Finn	6/17/05	17,000	—	—	$0.84	6/17/15

Summary of Cash and Certain Other Compensation.  The following table presents the total compensation paid during 2006 to our principal executive officer, principal financial officer and the next three most highly compensated executive officers (collectively, the “Named Executive Officers”). All amounts include aggregate compensation paid by us and our subsidiaries.

Summary Compensation Table

								Change in
								Pension
								Value and
							Non-Equity	Nonqualified
					Stock		Incentive Plan	Deferred	All Other
Name and			Bonus		Awards	Option	Compensation	Compensation	Compensation
Principal Position	Year	Salary ($)	($)		($)(1)	Awards ($)(2)	($)	Earnings ($)	($)		Total ($)

Terrence L. Bauer(3)	2006	259,231	50,000		44,911	70,356	—	—	6,000	(4)	430,490
Stephen H. Murdock(5)	2006	204,423	40,000		14,970	44,526	—	—	6,000	(6)	309,919
Dennis M. Cain(7)	2006	189,423	62,975	(8)	—	22,697	—	—	25,000	(9)	300,095
Tommy M. Smith(10)	2006	190,000	47,475	(11)	—	22,697	—	—	25,000	(12)	285,172
Marvin I. Retsky(13)	2006	10,417	—		—	—	—	—	500	(14)	10,917

(1)	This column represents the dollar amount recognized for financial statement reporting purposes in 2006 for the fair value of restricted stock units (“RSUs”) granted in 2005, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Fair value was calculated using the Black Scholes value on the grant date of $0.45. The fair value shown for stock awards and option awards is accounted for in accordance with SFAS 123R. For additional information, refer to note 1 of our consolidated financial statements in our Annual Report on Form 10-KSB for the year ended December 31, 2006, as filed with the SEC. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by our Named Executive Officers.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes in 2006 for the fair value of stock options granted in 2005 and 2006, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Fair value was calculated using the Black Scholes value on the grant date of $0.28 for the 2006 grants and $0.53 for the 2005 grants. The fair value shown for option grants is accounted for in accordance with SFAS 123R. For additional information, refer to note 1 of our consolidated financial statements in our Annual Report on Form 10-KSB for the year ended December 31, 2006, as filed with the SEC. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by our Named Executive Officers.

(3)	Mr. Bauer joined us as Chief Executive Officer on December 15, 2004, and was named President in November 2005.

(4)	Includes $6,000 auto allowance paid in 2006.

(5)	Mr. Murdock joined the Company as Chief Financial Officer and Corporate Secretary on December 15, 2004.

(6)	Includes $6,000 auto allowance paid in 2006.

(7)	Mr. Cain joined us as Chief Executive Officer of MBS on December 15, 2004 in connection with the DCPS/MBS Merger.

(8)	Represents amount due to Mr. Cain as part of his employment agreement executed in connection with the DCPS/MBS Merger, under which he and Mr. Smith were entitled to receive additional payments based on the amount by which EBITDA of MBS exceeded $1.2 million for the years ended December 31, 2005 and 2004. The payment was accrued by us at December 31, 2005 and paid in early 2006.

(9)	Includes $25,000 personal expense allowance paid in 2006.

(10)	Mr. Smith joined us as President and Chief Operating Officer of MBS on December 15, 2004 in connection with the DCPS/MBS Merger.

(11)	Represents amount due to Mr. Smith as part of his employment agreement executed in connection with the DCPS/MBS Merger, under which he and Mr. Cain were entitled to receive additional payments based on the amount by which EBITDA of MBS exceeded $1.2 million for the years ended December 31, 2005 and 2004. The payment was accrued by us at December 31, 2005 and paid in early 2006.

(12)	Includes $25,000 personal expense allowance paid in 2006.

(13)	Dr. Retsky joined us as President of Rand on December 1, 2006 in connection with our acquisition of Rand.

(14)	Includes $500 auto allowance paid in December 2006.

Outstanding Equity Awards.  The following table provides information on the current holdings of stock option and stock awards by our Named Executive Officers. This table includes unexercised and unvested option awards and unvested RSUs. Each equity grant is shown separately for each Named Executive Officer. The vesting schedule for each grant is shown following this table, based on the option or stock award grant date. The market value of the stock awards is based on the closing market price of our Class A Common Stock at December 31, 2006, which was $0.24.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards							Stock Awards
Equity
Incentive
											Equity	Plan
											Incentive	Awards:
					Equity						Plan	Market
					Incentive						Awards:	or Payout
					Plan						Number	Value of
					Awards:			Number		Market	of	Unearned
	Number		Number		Number			of		Value of	Unearned	Shares,
	of		of		of			Shares		Shares	Shares,	Units or
	Securities		Securities		Securities			or Units		or Units	Units or	Other
	Underlying		Underlying		Underlying			of Stock		of Stock	Other	Rights
	Unexercised		Unexercised		Unexercised	Option		That		That	Rights	That
	Options		Options		Unearned	Exercise	Option	Have Not		Have Not	That	Have Not
	(#)		(#)		Options	Price	Expiration	Vested		Vested	Have Not	Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)		($)	Vested (#)	($)
Terrence L. Bauer(1)	75,000	(3)	225,000	(3)	—	0.84	6/17/15	—		—	—	—
	—		—		—	—	—	300,000	(5)	72,000	—	—
	—		1,400,000	(4)	—	0.18	12/4/16	—		—	—	—

Stephen H. Murdock(2)	50,000	(3)	150,000	(3)	—	0.84	6/17/15	—		—	—	—
	—		—		—	—	—	100,000	(5)	24,000	—	—
	—		800,000	(4)	—	0.18	12/4/16	—		—	—	—

Dennis M. Cain	37,500	(3)	112,500	(3)	—	0.84	6/17/15	—		—	—	—
	—		—		—	—	—	—		—	—	—

Tommy M. Smith	37,500	(3)	112,500	(3)	—	0.84	6/17/15	—		—	—	—
	—		—		—	—	—	—		—	—	—

Marvin I. Retsky	—		—		—	—	—	—		—	—	—

(1)	Mr. Bauer was granted an aggregate of 300,000 RSUs for Class A Common Stock under the 2004 Incentive Plan, as amended, on August 31, 2005 pursuant to a Restricted Stock Unit Award Agreement. The RSUs vest in equal parts on each of December 23, 2005, December 23, 2006 and December 23, 2007. Mr. Bauer elected to defer the vesting of such RSUs until January 1, 2008, January 1, 2009 and January 1, 2010, respectively, pursuant to the RSU Plan adopted by us on August 31, 2005. Until the Class A Common Stock underlying the RSUs is issued to Mr. Bauer, any dividends that we issue to the holders of our Class A Common Stock will not be paid with respect to the RSUs. However, Mr. Bauer is entitled to receive in cash a dividend equivalent, which shall equal the value of all cash or stock dividends or other distributions that would have been paid on the Class A Common Stock underlying the RSUs.

(2)	Mr. Murdock was granted an aggregate of 100,000 RSUs for Class A Common Stock under the 2004 Incentive Plan, as amended, on August 31, 2005 pursuant to a Restricted Stock Unit Award Agreement. The RSUs vest in equal parts on each of December 23, 2005, December 23, 2006 and December 23, 2007. Mr. Murdock elected to defer the vesting of such RSUs until January 1, 2008, January 1, 2009 and January 1, 2010, respectively, pursuant to the RSU Plan adopted by us on August 31, 2005. Until the Class A Common Stock underlying the RSUs is issued to Mr. Murdock, any dividends that we issue to the holders of our Class A Common Stock will not be paid with respect to the RSUs. However, Mr. Murdock is entitled to receive in cash a dividend equivalent, which shall equal the value of all cash or stock dividends or other distributions that would have been paid on the Class A Common Stock underlying the RSUs.

(3)	These options were granted on June 17, 2005 and 25% vests each year for four years from the grant date.

(4)	These options were granted on December 4, 2006 and 25% vests each year for four years from the grant date.

(5)	These stock awards were granted on August 31, 2005 and 33% vests on December 23, 2005, 66% vests on December 23, 2006 and it is 100% vested on December 23, 2007. Mr. Bauer and Mr. Murdock both elected to defer the vesting of their RSUs until January 1, 2008, January 1, 2009 and January 1, 2010, respectively, pursuant to the RSU Plan adopted by us on August 31, 2005.

Employment and Other Agreements

Employment Agreements.  Effective December 15, 2004, we entered into an employment agreement with Terrence L. Bauer, for the position of our Chief Executive Officer. In November 2005, Mr. Bauer was named our President. The initial term of the agreement is five years, with automatic renewal at the end of the initial term and each successive renewal term thereafter for successive two-year terms. The agreement provides for a base salary of $240,000 for each of the five years in the initial term. The board of directors will review the base salary annually, and may, in its reasonable discretion, adjust the base salary. Mr. Bauer’s base salary for 2007 is $270,000. In addition, we may pay an annual bonus to Mr. Bauer upon the attainment of objectives determined by the board of directors. We paid Mr. Bauer a cash bonus of $50,000 in fiscal 2006. Mr. Bauer’s employment agreement includes post-employment restrictive covenants not to disclose our confidential information, or engage in activity that interferes with us. If Mr. Bauer is terminated without cause, the agreement provides for, among other things, a continuation of base salary through and until the end of the non-competition period, which for purposes of the employment agreement shall mean the period during the term of employment and thereafter until the second anniversary of the date of termination of Mr. Bauer’s employment with us, and a minimum bonus of 50% of the average of the bonus payments made to the executive in the two years immediately preceding the termination. All equity incentives, including warrants, would also vest at that time. Upon a change of control, Mr. Bauer may terminate his own employment within 90 days of the change of control event and it will be considered for good reason, which entitles him to the same salary and benefits under the agreement as a termination by us without cause.

Effective December 15, 2004, we entered into an employment agreement with Stephen H. Murdock, for the position of our Chief Financial Officer. The initial term of the agreement is five years, with automatic renewal at the end of the initial term and each successive renewal term thereafter for successive two-year terms. The agreement provides for a base salary of $175,000 for each of the five years in the initial term. The board of directors will review the base salary annually, and may, in its reasonable discretion, adjust the base salary. Mr. Murdock’s base salary for 2007 is $210,000. In addition, we may pay an annual bonus to Mr. Murdock upon the attainment of objectives determined by the board of directors. We paid Mr. Murdock a cash bonus of $40,000 in fiscal 2006. Mr. Murdock’s employment agreement includes post-employment restrictive covenants not to disclose our confidential information, or engage in an activity that interferes with us. If Mr. Murdock is terminated without cause, the agreement provides for, among other things, a continuation of base salary through and until the end of the non-competition period, which for purposes of the employment agreement shall mean the period during the term of employment and thereafter until the second anniversary of the date of termination of Mr. Murdock’s employment with us, and a minimum bonus of 50% of the average of the bonus payments made to the executive in the two years immediately preceding the termination. All equity incentives, including warrants, would also vest at that time. Upon a change of control, Mr. Murdock may terminate his own employment within 90 days of the change of control event and it will be considered for good reason, which entitles him to the same salary and benefits under the agreement as a termination by us without cause.

Effective December 15, 2004, we and MBS entered into an employment agreement with Dennis M. Cain, for the position of Chief Executive Officer of MBS. The initial term of the agreement is five years, with automatic renewal at the end of the initial term and each successive renewal term thereafter for successive two-year terms. The agreement provides for a base salary of $175,000 for each of the five years in the initial term. The board of directors will review the base salary annually, and may, in its reasonable discretion, adjust the base salary. Mr. Cain’s base salary for 2007 is $197,500. In addition, we may pay an annual bonus to Mr. Cain upon the attainment of objectives determined by the board of directors. In 2006 we paid Mr. Cain a cash bonus of $62,925 for fiscal 2005. Mr. Cain’s employment agreement includes post-employment restrictive covenants not to disclose our confidential information, or engage in an activity that interferes with us. If Mr. Cain is terminated without cause, the agreement provides for, among other things, a continuation of base salary through and until the end of the non-competition period, which for purposes of the employment agreement shall mean the period during the term of employment and thereafter until the second anniversary of the date of termination of Mr. Cain’s employment with us, and a minimum bonus of 50% of the average of the bonus payments made to the executive in the two years immediately preceding the termination. All equity incentives, including warrants, would also vest at that time. Upon a change of control, Mr. Cain may terminate his own employment within 90 days of the change of control event and it will be considered for good reason, which entitles him to the same salary and benefits under the agreement as a termination by us without cause.

Effective December 15, 2004, we and MBS entered into an employment agreement with Tommy M. Smith, for the position of President and Chief Operating Officer of MBS. The initial term of the agreement is five years, with automatic renewal at the end of the initial term and each successive renewal term thereafter for successive two-year terms. The agreement provides for a base salary of $175,000 for each of the five years in the initial term. The board of directors will review the base salary annually, and may, in its reasonable discretion, adjust the base salary. Mr. Smith’s base salary for 2007 is $197,500. In addition, we may pay an annual bonus to Mr. Smith upon the attainment of objectives determined by the board of directors. In 2006, we paid Mr. Smith a cash bonus of $47,475 for fiscal 2005. Mr. Smith’s employment agreement includes post-employment restrictive covenants not to disclose our confidential information, or engage in an activity that interferes with us. If Mr. Smith is terminated without cause, the agreement provides for, among other things, a continuation of base salary through and until the end of the non-competition period, which for purposes of the employment agreement shall mean the period during the term of employment and thereafter until the second anniversary of the date of termination of Mr. Smith’s employment with us, and a minimum bonus of 50% of the average of the bonus payments made to the executive in the two years immediately preceding the termination. All equity incentives, including warrants, would also vest at that time. Upon a change of control, Mr. Smith may terminate his own employment within 90 days of the change of control event and it will be considered for good reason, which entitles him to the same salary and benefits under the agreement as a termination by us without cause.

Effective December 1, 2006, we and Rand entered into an employment agreement with Marvin I. Retsky, for the position of President of Rand. The initial term of the agreement is three years, with automatic renewal at the end of the initial term and each successive renewal term thereafter for successive two-year terms. The agreement provides for a base salary of $125,000 for each of the three years in the initial term. The board of directors will review the base salary annually, and may, in its reasonable discretion, adjust the base salary. In addition, we may pay an annual bonus to Dr. Retsky upon the attainment of objectives determined by the board of directors. Dr. Retsky’s employment agreement includes post-employment restrictive covenants not to disclose our confidential information, or engage in an activity that interferes with us. If Dr. Retsky is terminated without cause, the agreement provides for, among other things, a continuation of base salary through and until the end of the current term of the agreement. All equity incentives, including warrants, would also vest at that time.

Separation Agreement.  Effective December 15, 2004, we entered into an employment agreement with Keith G. LeBlanc, for the position of our President. On November 8, 2005, we entered into the Separation Agreement with Mr. LeBlanc terminating his employment with us effective as of October 31, 2005. Pursuant to the terms of the Separation Agreement, Mr. LeBlanc resigned his positions as our President and a director and received a lump sum payment of $125,000. Mr. LeBlanc was retained as our consultant, on an independent contractor basis, to assist with certain transition matters in exchange for a payment of $215,000 to be paid in equal incremental payments through October 31, 2006. In addition, Mr. LeBlanc was entitled to receive an aggregate lump sum payment totaling $125,000 at the time of the closing of the sales by us of our Memorial Village and San Jacinto ambulatory surgery centers, assuming the terms of the sales were substantially the same as those set forth in the letters of intent for those sales. In lieu of this lump sum payment, Mr. LeBlanc will receive payments totaling $125,000 in equal incremental payments commencing on November 1, 2006 and continuing through October 31, 2007. The vesting of the restricted stock units granted to Mr. LeBlanc in August, 2005 was accelerated to vest in equal parts on each of January 1, 2006 and January 1, 2007. Likewise, warrants previously issued to Mr. LeBlanc were modified to vest in full and be exercisable until November 2013 at a price of $0.34 per share. In exchange for these benefits, the Separation Agreement included a general release of all claims by Mr. LeBlanc against us arising from his employment and a restriction on his ability to engage in certain activities competitive with us prior to November 1, 2007.

Stock Option Plans

2004 Incentive Plan. On September 7, 2004, our board of directors adopted the Orion HealthCorp, Inc. 2004 Incentive Plan (the “2004 Incentive Plan”), which was approved by our stockholders at a special meeting in lieu of annual meeting of stockholders held on October 6, 2004. The purpose of the 2004 Incentive Plan is to enable us to attract and retain key personnel and directors. Awards may consist of stock options (incentive and non-statutory), stock appreciation rights, stock awards, performance share awards, IRS Section 162(m) awards or other awards determined by the board of directors or a committee thereof. Vesting, exercisability, payment and other restrictions pertaining to any awards made pursuant to the 2004 Incentive Plan are determined by the board of directors or a committee thereof. Originally, the 2004 Incentive Plan provided for the grant of stock incentive awards for up to 2.2 million shares of our Class A Common Stock to our key employees, directors and consultants. On June 1, 2005, we executed Amendment No. 1 to our 2004 Incentive Plan to include restricted stock units as permissible awards to be issued under the plan. On December 1, 2006, Amendment No. 2 to our 2004 Incentive Plan was effective. Amendment No 2. provides for (i) an increase in the number of shares of our Class A Common Stock available for grants under the 2004 Incentive Plan from 2,200,000 shares to 13,450,782 (an increase of 11,250,582 shares), and (ii) an increase of the maximum number of shares that can be granted to a participant in any calendar year from 1,000,000 to 3,000,000 shares. This amendment was approved by our stockholders at the special meeting of the stockholders held on November 27, 2006 but was not effective until the closing of the Private Placement and the filing of the Charter which occurred on December 1, 2006. Vesting, exercisability, payment and other restrictions pertaining to any awards made pursuant to the 2004 Incentive Plan, as amended, are determined by the board of directors or a committee appointed by the board of directors. None of the employment agreements with Mr. Bauer, Mr. Murdock, Mr. Cain, Mr. Smith and Dr. Retsky obligate us to grant any incentive awards under the 2004 Incentive Plan, as amended.

SurgiCare, Inc. 2001 Stock Option Plan.  In October 2001, our board of directors adopted the SurgiCare, Inc. 2001 Stock Option Plan (the “2001 Plan”), which was approved by our stockholders at the annual meeting of stockholders held on November 13, 2001. Initially 140,000 shares of stock (adjusted for a reverse stock split) were reserved for issuance pursuant to the 2001 Plan. There were no options outstanding under the 2001 Plan at December 31, 2006. The purposes of the 2001 Plan are to advance the best interest of our stockholders and to attract, retain and motivate key employees and persons affiliated with us, and provide such persons with additional incentive to further the business, promote long-term financial success and increase stockholder value by increasing their proprietary interest in our success. The 2001 Plan permits us to grant stock option grants, stock appreciation rights, restricted stock awards and performance stock awards to key employees, officers, directors, and consultants. Incentive stock options granted pursuant to the 2001 Plan cannot be granted at an exercise price which is less than 100% of the fair market value of the Common Stock on the date of the grant.

Limitation of Liability and Indemnification of Officers and Directors

The Charter and the Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We believe that the provisions in the Charter and the Bylaws are necessary to attract and retain qualified persons as directors and officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following parties have a direct or indirect material interest in transactions with us since the beginning of the most recently completed fiscal year and such transactions are described below:

We entered into the Stockholders Agreement with Brantley III, Brantley IV and Brantley Capital, pursuant to which each of Brantley III, Brantley IV and Brantley Capital (i) is entitled to nominate one person to become a member of our board of directors and (ii) has agreed to cast all votes necessary to elect as members of our board of directors the three people who have been nominated by Brantley III, Brantley IV and Brantley Capital. In accordance with the Stockholders Agreement, Paul H. Cascio, Michael J. Finn and David Crane were nominated to be elected as directors at the last annual meeting.

Paul H. Cascio and Michael J. Finn, each of whom is one of our directors, are general partners of the general partner of Brantley III and Brantley IV and limited partners of those funds. The advisor to Brantley III is Brantley Venture Management III, L.P. and the advisor to Brantley IV is Brantley Management IV, L.P.

Brantley IV owns shares of Class D Common Stock and Brantley III owns shares of Class A Common Stock. By virtue of their affiliations with Brantley III and Brantley IV, Mr. Cascio and Mr. Finn disclaim beneficial ownership in the shares of Class D Common Stock held by Brantley IV and the shares of Class A Common Stock held by Brantley III except to the extent of their respective pecuniary interests therein. (See “Voting Securities and Principal Holders Thereof”).

On December 1, 2006, we completed the Private Placement consisting of our issuance of (i) 15,909,003 shares of our newly created Class D Common Stock to Phoenix for a purchase price of $3,000,000 (i) 8,749,952 shares of Class D Common Stock to Brantley IV for a purchase price of $1,650,000 and (iii) senior unsecured subordinated promissory notes due 2011 in the original principal amount of $3,350,000, bearing interest at an aggregate rate of 14% per annum, together with warrants to purchase 1,421,629 shares of our Class A Common Stock, to Phoenix for an aggregate purchase price of $3,350,000. The warrants are exercisable for five years from the date of issuance of the warrants at $0.01 per share.

Phoenix is a limited partner in Brantley IV and Brantley Partners V, L.P. and has also co-invested with Brantley IV and its affiliates in a number of transactions. Prior to the closing of the Private Placement, Phoenix did not own, of record, any shares of our capital stock.

Brantley IV and Phoenix also received the right to register pursuant to a Registration Rights Agreement, dated as of December 1, 2006, by and among Orion, Brantley IV and Phoenix (the “Registration Rights Agreement”) all of the shares of Class A Common Stock issuable upon conversion of their shares of Class D Common Stock. Initially, this will be approximately 24,658,955 shares. Brantley IV and Phoenix and their permitted transferees will also have registration rights for any additional shares of Class A Common Stock (including Class A Common Stock into which other securities of Orion are convertible) issued to them. If the registration rights are exercised and the underlying shares are offered or sold, our stock price could decline.

Pursuant to the Registration Rights Agreement, Brantley IV and Phoenix and/or their permitted transferees, holding in the aggregate at least 50 percent of the registrable shares have the right to request that we effect the registration on Form S-1 of shares of Class A Common Stock having an anticipated net aggregate offering price of at least $10,000,000. We are not required to effect any such registration within six months after the effective date of any other such registration statement. Additionally, at any time that we are eligible to file a registration statement on Form S-3, Brantley IV, Phoenix and/or their permitted transferees may request that we effect the registration on Form S-3 of registrable shares having an anticipated net aggregate offering price of at least $1,000,000.

At any time that we otherwise propose to register any of our equity securities under the Securities Act, Brantley IV and Phoenix and/or their permitted transferees may request the registration of registrable shares. However, we are not obligated to effect any registration of shares incidental to the registration of our securities in connection with a Form S-8 or a Form S-4 relating to an acquisition or merger, by us or our subsidiaries, of or with any other business.

As a condition to the Private Placement, on December 1, 2006, we refinanced our existing loan facility with CIT Healthcare, LLC (“CIT”) into a four year $16,500,000 senior secured credit facility with Wells Fargo Foothill, Inc. (“Wells Fargo”) consisting of a $2,000,000 revolving loan commitment, a $4,500,000 term loan and a $10,000,000 acquisition facility commitment. Upon repayment of the CIT loan facility, two of our stockholders, Brantley IV and Brantley Capital Corporation (“Brantley Capital”) were released from guarantees that they had provided on our behalf in connection with the loan facility.

Also on December 1, 2006 in connection with the consummation of the Private Placement and the execution of the credit agreement with Wells Fargo, the following actions were taken:

•	All of our remaining holders of Class B Common Stock and Class C Common Stock converted those shares into shares of our Class A Common Stock;

•	We purchased and retired all 1,722,983 shares of our Class B Common Stock owned by Brantley Capital for an aggregate purchase price of $482,435;

•	We amended our certificate of incorporation to create the Class D Common Stock and eliminate both the Class B Common Stock and Class C Common Stock;

•	Brantley IV converted the entire unpaid principal balance, and accrued but unpaid interest, of two convertible subordinated promissory notes in the original aggregate amount of $1,250,000 into shares of our Class A Common Stock;

•	We extended the maturity date from December 15, 2007 to December 17, 2008 and increased the interest rate from 8% to 9% on certain unsecured subordinated promissory notes totaling in the aggregate $1,714,336 issued to certain of the former equity holders of the businesses we acquired in 2004, including two of our executive officers, Dennis Cain, CEO of MBS, and Tommy Smith, President and COO of MBS; and

•	We restructured certain unsecured notes issued to DVI Financial Services, Inc. and serviced by U.S. Bank Portfolio Services to reduce the outstanding balance from $3,750,000 to $2,750,000.

Our Corporate Code of Business Conduct and Ethics addresses any conflicts of interests on the part of any employees that might cast doubt on an employee’s ability to act objectively when representing us. In addition to setting guidelines, the Corporate Code of Business Conduct and Ethics provides that each potential conflict of interest will be reviewed and the final decision as to the existence of a conflict will be made by our chief executive officer. Further, the Audit Committee, in accordance with the AMEX corporate governance rules, reviews all related party transactions involving our directors or executive officers.

Election of each of the nominated directors requires the approval of a plurality of the votes cast by our stockholders at the Annual Meeting. The board of directors recommends that stockholders vote “FOR” the election of each of the individuals named herein as nominees for directors.

PROPOSAL II —

Appointment of Our Independent Public Auditors

Subject to stockholder approval, the Audit Committee of the board of directors has appointed the firm of UHY, independent certified public accountants, to be our independent certified public auditors for the fiscal year ending December 31, 2007. UHY and its predecessor, UHY Mann Frankfort Stein & Lipp, CPAs, LLP, also served as our independent certified public auditors for the fiscal years ended December 31, 2006, 2005 and 2004. A representative of UHY is expected to be available at the Annual Meeting to respond to stockholders’ questions and will have the opportunity to make a statement if he or she so desires.

Audit Fees

The aggregate fees billed by UHY for professional services rendered for the audit of our annual financial statements included in our Annual Reports on Form 10-KSB for the fiscal years ended December 31, 2006 and 2005 and for the reviews of the Company’s financial statements included in our Quarterly Reports on Form 10-QSB during the fiscal years ended December 31, 2006 and 2005 totaled $191,100 and $321,000, respectively.

Audit-Related Fees

The aggregate fees billed by UHY for professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements for the fiscal years ended December 31, 2006 and 2005 and that are not included in the Audit Fees listed above were approximately $99,200 and $0, respectively. These “audit-related fees” were for services rendered in connection with the acquisitions of Rand and On Line and the Private Placement.

Tax Fees

The aggregate fees billed by UHY for professional services rendered for tax compliance, tax advice, and tax planning for the fiscal years ended December 31, 2006 and 2005 were approximately $33,336 and $2,211, respectively. These “tax fees” were for services related to the preparation of Federal and State income tax returns and calculation of quarterly estimated tax payments.

All Other Fees

There were no fees billed by UHY for all other services rendered for 2006 and 2005, other than as stated in the above sections.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent public auditors. These services may include audit services, audit related services, tax services and other services. In 2006, the Audit Committee pre-approved 100% of all audit services performed by the independent public auditors. Through April 10, 2007, UHY had a continuing relationship with UHY Advisors, Inc. (“Advisors”) from which it leased auditing staff who were full time, permanent employees of Advisors and through which UHY’s partners provide non-audit services. UHY has only a few full time employees. Therefore, few, if any, of the audit services performed were provided by permanent full-time employees of UHY. UHY manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

Vote Required and Board Recommendation

Approval of the ratification of the appointment of our independent public auditors will require the affirmative vote of a majority of the total number of shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote.

The board of directors recommends that the stockholders vote “FOR” ratification of the appointment of UHY, L.L.P. as our independent public auditors for the year ending December 31, 2007.

MISCELLANEOUS

The cost of soliciting proxies will be borne by us. We may reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock.

Our Annual Report to Stockholders for the year ended December 31, 2006, including financial statements, is being mailed with this proxy statement to all stockholders of record as of the close of business on the record date for the Annual Meeting. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to our Corporate Secretary.

The board of directors provides that a stockholder may send written communications to the board of directors or any of the individual directors by addressing such written communication to the Corporate Secretary, Orion HealthCorp, Inc., 1805 Old Alabama Road, Suite 350, Roswell, Georgia, 30076. All communications will be compiled by our Corporate Secretary and submitted to the board of directors or the individual directors on a periodic basis.

STOCKHOLDER PROPOSALS

The board of directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the persons named in the accompanying proxy.

In order to be eligible for inclusion in our proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at that meeting must be received at our executive offices at 1805 Old Alabama Road, Suite 350, Roswell, Georgia, 30076, no later than December 12, 2007.

In the event we receive notice of a stockholder proposal to take action at next year’s annual meeting of stockholders that is not submitted for inclusion in our proxy material, or is submitted for inclusion but is properly excluded from the proxy material, the persons named in the proxy sent by us to our stockholders may exercise their discretion to vote on the stockholder proposal in accordance with their best judgment if notice of the proposal is not received at our executive offices by January 26, 2008.

FORM 10-KSB

A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE FOR THE ANNUAL MEETING UPON WRITTEN REQUEST TO OUR CORPORATE SECRETARY, ORION HEALTHCORP, INC., 1805 OLD ALABAMA ROAD, SUITE 350, ROSWELL, GEORGIA 30076.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this Proxy Statement. The information incorporated by reference is deemed to be part of this Proxy Statement, except for information incorporated by reference that is superseded by information contained in this Proxy Statement, any applicable supplements to this Proxy Statement or any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference in this Proxy Statement. This Proxy Statement incorporates by reference our Form 10-KSB included in our 2006 Annual Report to Stockholders, a copy of which is enclosed.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen H. Murdock
Corporate Secretary

Roswell, Georgia
April 10, 2007

ORION HEALTHCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 9, 2007
     The undersigned hereby appoints Terrence L. Bauer and Stephen H. Murdock, and each of them or their designees, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Class A Common Stock and Class D Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”), to be held on Wednesday, May 9, 2007, at 8:00 a.m. local time, at 1805 Old Alabama Road, Roswell, Georgia 30076, or at any and all adjournments or postponements thereof, in the following manner:

FOR ALL NOMINEES
	(EXCEPT AS MARKED	WITHHOLD FOR ALL
	BELOW)	NOMINEES
Proposal I — The election as director of the nominees listed below with terms expiring in 2008:
Terrence L. Bauer
Paul H. Cascio
Michael J. Finn
David Crane
Joseph M. Valley, Jr.
     Instructions: To withhold your vote for a nominee, write the nominee’s or nominees’ name(s) on the line provided below.

	FOR	AGAINST	ABSTAIN
Proposal II — Ratification of the Appointment of UHY, L.L.P.
     In their discretion, these attorneys and proxies are authorized to vote in their discretion upon any other business as may properly come before the Annual Meeting and all adjournments or postponements thereof.
     The board of directors recommends a vote “FOR” each of the above listed nominees and the indicated proposition.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
     Should the undersigned be present and elect to vote at the Annual Meeting, or at any adjournment thereof, and after notification to our Corporate Secretary at the Annual Meeting of the stockholder’s decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to our Corporate Secretary of his or her decision to terminate this proxy. Such subsequently dated proxy must be received by our Corporate Secretary prior to the date of the Annual Meeting.

     The undersigned acknowledges receipt from us prior to the execution of this proxy of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 10, 2007 and our 2006 Annual Report to Stockholders.
Dated:                                         , 2007

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER
Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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